FOR IMMEDIATE RELEASE


                                                 Investor Contact:
                                                 Al Detz
                                                 Chief Financial Officer
                                                 Gerald Stevens, Inc.
                                                 954-713-5004
                                                 al.detz@geraldstevens.com


              Gerald Stevens, Inc. Announces Third Quarter Outlook

         FORT LAUDERDALE, FL, May 22, 2000 - Gerald Stevens, Inc. (NASDAQ:
GIFT), the largest specialty retailer and marketer of floral products in the country, today announced that it expects net income for its fiscal third quarter ending May 31, 2000, to be at or around the break-even level.

         The company reported that revenue for Easter (4/17-23) and Secretary's Week (4/24-28) was very good and that indications are that revenue for the key Mother's Day holiday (5/1-14) was excellent. It also reported that sales at its retail stores for the month of March and the first two weeks of April were lower than anticipated and that sales at its Calyx & Corolla consumer direct division, while flat with the prior year period, have been lower than anticipated throughout the quarter. The Company also announced that it has reduced the number of acquisitions it plans to complete during its fiscal third quarter and the remainder of the calendar year.

         Gerald R. Geddis, the company's president and chief executive officer, said "We're extremely pleased with the preliminary results from the Spring holiday season. Many of our businesses, including our Flower Club and National Flora order generation businesses, our Florafax wire service and several of our largest retail chains, appear to have had a record Mother's Day. Unfortunately, this exceptional performance will likely be negated by weak sales at our retail stores during the first half of the quarter. We believe a number of factors hurt sales in March and early-April including changed economic conditions, the lateness of the Easter holiday and, in the northeast and the midwest, poor weather. Also, growth at Calyx & Corolla was constrained by increased competition in the direct-from-grower segment of the industry, particularly on the Internet.

         "We remain as enthusiastic as ever about our long-term strategy," Geddis added. "Nevertheless, based on the current environment, we've elected to slow down our acquisitions. This despite the fact that our pipeline remains as vibrant as ever. This decision will allow us to further focus our efforts and our capital on establishing our brand and integrating and growing our existing businesses, where we continue to make great strides."

         The company will host a conference call to further discuss the matters in this release at 8:30 AM (EST) on Tuesday, May 23, 2000. The toll-free dial-up number for the call is 1-800-969-1059. During the conference call management will answer questions from as many participants on the call as time permits. If you wish to ask a question on the call, please notify Darren Sylvia, the company's director of Investor Relations, before 5:00 PM (EST) on Monday, May 22, 2000, at (954) 713-5054.

Gerald Stevens, Inc. (Nasdaq: GIFT) (www.geraldstevens.com) is the largest specialty retailer and marketer of floral products in the country. The company owns and operates over 300 retail locations throughout the United States and in Toronto, Canada. It also owns the Florafax wire service, a national wire service with over 5,000 member florists covering all 50 states. Additionally, Gerald Stevens owns National Flora (www.nationalflora.com), a leading national floral marketing company with premium-placed advertisements in over 1,000 Yellow Page directories; the Flower Club (www.flowerclub.com), a leading corporate affinity marketer; and upscale floral company, Calyx & Corolla, Inc. (www.calyxandcorolla.com), the leading direct marketer of floral products and the largest direct-from-grower operation in the United States. Gerald Stevens operates four regional call centers and Internet businesses that take orders 24 hours a day, 7 days a week. The company also owns its own import and sourcing operation in Miami, Florida.

This announcement contains "forward-looking" information. Future results may differ from those discussed in this announcement. Some of the factors that could cause such differences can be found under the headings "Forward-Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 24, 1999.


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